Exhibit 3.2


                          AMENDED AND RESTATED BY-LAWS
                                       OF
                         LIFE CRITICAL CARE CORPORATION


                                   ARTICLE I

                                  STOCKHOLDERS

         1.1. Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of the Corporation.

         1.2. Annual Meetings. The annual meeting of stockholders shall be held for the election of directors and for the transaction of any other proper business at such date and time as may be designated from time to time by the Board of Directors or the President.

         1.3. Special Meetings. Special meetings of stockholders may be called for any purpose or purposes at any time by the President or by the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         1.4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         1.5. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be open to examination of any stockholder at the time and place of such meeting during the whole time of the meeting.

         1.6. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such meeting either in person or by proxy, shall constitute a quorum for the transaction of business.

         1.7. Adjournments. Any meeting of stockholders may be adjourned, to any other time and to any other place at which a meeting of stockholders may be held under these By-laws, by the stockholders present or represented at such meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless a new record date is fixed for the adjourned meeting after the adjournment. The Corporation may transact any business at the adjourned meeting which might have been transacted at the original meeting.

         1.8. Voting and Proxies. Each stockholder shall have one vote for each share of stock, entitled to vote, held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

         1.9. Action at Meeting. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, when a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter shall decide any matter to be voted upon by the stockholders at such meeting. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at such election.

         1.10. Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                                   DIRECTORS

         2.1. Powers;   Number; Election;  and Qualification.  The business and
affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these By-laws. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the stockholders or the Board of Directors. The number of directors may be increased or decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but may be decreased only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

         2.2. Tenure. Each director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

         2.3. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

         2.4. Resignation. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         2.5. Regular Meetings. Regular meetings of the Board of Directors may be held from time to time without notice at such time and place within the State of Delaware or as otherwise determined by the Board of Directors; provided, that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

         2.6. Special Meetings. Special meetings of the Board of Directors may be held at any time and place within or outside the State of Delaware whenever called by the President, two or more directors, or by one director in the event that there is only one director in office. Notice of any special meeting of directors shall be given to each director by the President, the Secretary or by one of the directors calling the meeting. Notice shall be duly given to each director: (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting; (ii) by sending a telegram, telex, telecopy, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting; or
(iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

         2.7. Meetings by Telephone Conference Calls. Board of Directors or any members of any committee designated by the Board may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

         2.8. Quorum.   A  majority  of  the  Board  of  Directors  shall
constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

         2.9. Action at Meeting.At any meeting of the Board of Directors a which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-laws.

         2.10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

         2.11. Removal. Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

         2.12. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors creating such committee, and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as if provided in these By-laws for the Board of Directors.

         2.13. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.


                                  ARTICLE III

                                    OFFICERS

         3.1. Executive Officers. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

         3.2. Election and Qualification. The President, Treasurer, Secretary and any other executive officer shall be elected annually by the Board of Directors at its meeting immediately following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting. No officer need by a stockholder. Any two or more offices may be held by the same person.

         3.3. Tenure. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, each officer shall hold office until his successor is duly elected and qualifies, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

         3.4. Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office. Any removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

         3.5. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is duly elected and qualifies, or until his earlier death, resignation or removal.

         3.6. Chairman of the Board of Directors. If a Chairman of the Board of Directors is elected, he shall preside at all meetings of the Board at which he is present and shall have such other duties as shall be assigned to him by the Board of Directors, and, in general, shall perform all duties incident to the office of Chairman of the Board of Directors.

         3.7. President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and, if he is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

         3.8. Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

         3.9. Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

         Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

         In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

         3.10. Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the
office  of  Treasurer,   including,  without limitation,  the duty and  power to
keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

         The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurers.

         3.11. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.


                                   ARTICLE IV

                                 CAPITAL STOCK

         4.1. Certificates of Stock. Every holder of stock of the Corporation shall be entitled to have a certificate in such form as may be prescribed by law and by the Board of Directors certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by or in the name of the Corporation by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

         4.2. Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Certificate of Incorporation or these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

         4.3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

         4.4. Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

         If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE V

                               GENERAL PROVISIONS

         5.1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         5.2. Corporate Seal. The Corporation may have a seal that shall have the name of the Corporation inserted thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         5.3. Waiver of Notice. Whenever any notice whatsoever is required to be given by law, the Certificate of Incorporation or these By-laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, telecopy, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to a waiver of such notice.

         5.4. Voting of Securities. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for Corporation (with or without power of substitution) at any
meeting  of  stockholders   or   shareholders   of  any  other   corporation  or
organization, the securities of which may be held by Corporation.

         5.5. Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, association or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

                  (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

                  (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE VI

                                   AMENDMENTS

         6.1. Amendment of By-laws. These By-laws may be altered or repealed at any regular or special meeting of the stockholders or of the Board of Directors.